AMENDMENT TO REGISTRATION RIGHTS AGREEMENT

                  Agreement dated as of May , 2000 by and between Wellsford Real Properties, Inc. a Maryland corporation (the "Company"), and ERP Operating Limited Partnership, an Illinois limited partnership ("ERPOLP")

                               W I T N E S S E T H

     WHEREAS, the Company and ERPOLP entered into a Registration Rights Agreement dated as of May 30, 1997 (the "RR Agreement");

     WHEREAS, the Company does not intend to issue and ERPOLP does not intend to acquire, the Preferred Stock, as defined in the RR Agreement;

     WHEREAS, pursuant to a Declaration of Trust of WRP Convertible Trust I (the "Trust"), dated May , 2000, the Trust intends to issue to ERPOLP $25,000,000 of 8.25% Preferred Securities (as defined below) which are convertible into Common Stock as defined in the RR Agreement; and

     WHEREAS, the parties hereto wish to amend the RR Agreement to eliminate the registration rights granted therein to ERPOLP to have registered Common Stock issuable upon conversion of Preferred Stock and to grant to ERPOLP the registration rights previously granted with respect to Common Stock issuable upon the conversion of the Preferred Stock to the Common Stock issuable upon conversion of the Securities.

     WHEREAS, all of the Company's shares of Class A Common Stock are being exchanged for an equal number of shares of the Company's Class A-1 Common Stock.

     NOW THEREFORE, in consideration of the mutual covenants and undertakings contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to and on the terms and conditions herein set forth, the parties hereto agree as follows:

     1. The definition of Shares in the RR Agreement is hereby deleted and a new definition of shares to read as follows is hereby inserted in lieu thereof:

          "Shares shall mean Common Stock issuable or issued upon conversion of all or any portion of the Preferred Securities or Class A-1 Common Stock of May __, 2000".

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     2.   The  definition  of  "Preferred  Stock" in the RR  Agreement is hereby deleted. A new definition of "Preferred Securities" to read as follows is hereby inserted:

          "Preferred   Securities"   shall  mean  the  8.25%  Convertible  Trust
          Preferred Securities issued by WRP Convertible Trust I.

     3. Section 7 of the RR Agreement is amended to state that the address of the Company to which notice shall be sent is Wellsford Real Properties, Inc. 535 Madison Avenue, 26th Floor, New York, New York 10022, Attention: Chairman; Fax No. (212) 421-7244.

     4. The RR Agreement shall remain in full force and effect as hereby modified.

     This Agreement may be executed in one or more counterparts with the same effect as if the parties executing the counterparts had each executed one instrument as of the day and year first above written.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


ERP OPERATING LIMITED PARTNERSHIP              WELLSFORD REAL PROPERTIES, INC.

By: Equity Residential Properties Trust,     By: /s/ Edward Lowenthal
      its general partner                       ----------------------------
                                                Name: Edward Lowenthal
By:                                             Title:   President
   ----------------------------
   Name:
   Title:

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